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                                                                EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Kellwood Company (the "Company") on Form 10-K for the period ended February 1 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby individually certify that, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result o operations of the Company as of and for the period covered in the Report.

     /s/ Hal J. Upbin
     ----------------------------------------------------
     Hal J. Upbin, Chairman, President and Chief
     Executive Officer                                        April 4, 2003

     /s/ W. Lee Capps, III
     --------------------------------------------------------
     W. Lee Capps, III, Senior Vice President Finance and
     Chief Financial Officer                                  April 4, 2003


A signed original of this written statement required by Section 906 has been provided to Kellwood Company and will be retained by Kellwood Company and furnished to the Securities and Exchange Commission or its staff upon request.